CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XIII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:   August 8, 2003                           /s/ Robert A. Bourne
                                                 -----------------------------
                                                 Name:  Robert A. Bourne
                                                 Title: President and Treasurer

                                                 A  signed   original   of  this
                                                 written  statement  required by
                                                 Section  906 has been  provided
                                                 to CNL Income  Fund XIII,  Ltd.
                                                 and  will  be  retained  by CNL
                                                 Income  Fund  XIII,   Ltd.  and
                                                 furnished to the Securities and
                                                 Exchange   Commission   or  its
                                                 staff upon request.